Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-58931 of Union Carbide Corporation on Form S-8 of our report dated June 22, 2001 appearing in this Annual Report on Form 11-K of The Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies for the year ending December 31, 2000.







/s/DELOITTE & TOUCHE LLP





June 27, 2001




























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